As filed with the Securities and Exchange Commission on November 20, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IXIA

(Exact name of registrant as specified in its charter)

California	95-4635982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26601 West Agoura Road Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

(Full title of the plan)

RONALD W. BUCKLY

Senior Vice President, Corporate Affairs and General Counsel

Ixia

26601 West Agoura Road

Calabasas, California 91302

(818) 871-1800

(Name, address and telephone number of agent for service)

Copy to:

KATHERINE F. ASHTON, ESQ.

Bryan Cave LLP

120 Broadway, Suite 300

Santa Monica, California 90401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, without par value	500,000(2)	$8.789(3)	4,394,505(4)	$510.65

(1)	This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the plan covered hereby. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable with respect to the shares covered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents up to 500,000 additional shares issuable upon exercise of options granted or to be granted pursuant to the Registrant’s 2010 Employee Stock Purchase Plan, as amended (the “2010 ESPP”).
(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of the Registrant’s Common Stock on November 14, 2014, as reported on the Nasdaq Global Select Market.
(4)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of the Registrant’s Common Stock on November 14, 2014, as reported on the Nasdaq Global Select Market. Under the 2010 ESPP, the purchase price of a share of Common Stock is equal to 85% of the fair market value of the Common Stock on the offering date (i.e., the first day of a 24-month offering period) or the exercise date (i.e., the last day of a six-month purchase period), whichever is less.

(i)

EXPLANATORY NOTE

This Registration Statement relates to shares of Common Stock issuable under the 2010 ESPP, which shares of Common Stock are in addition to the following shares that have previously been registered under the Securities Act of 1933, as amended, for issuance under the 2010 ESPP: (i) 500,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2010 (File No. 333-167628), (ii) 300,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on August 11, 2011 (File No. 333-176237), (iii) 500,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on November 2, 2012 (File No. 333-184727), (iv) 500,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 17, 2013 (File No. 333-188689) and (v) 2,000,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 28, 2013 (File No. 333-189701) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities that are of the same class as the securities covered by the Prior Registration Statements and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I.    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents and information previously filed with or furnished to the Commission pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference and shall be deemed to be a part hereof (excluding certain of the information that was furnished in the below-listed Current Reports on Form 8-K, which excluded information is identified below and is not incorporated by reference into this Registration Statement):

Item 3(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on June 23, 2014 (excluding the Compensation Committee Report included in Part III, Item 11 therein).

Item 3(b)

The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, as filed with the Commission on June 23, 2014.

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, as filed with the Commission on September 15, 2014, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the Commission on November 7, 2014.

The Registrant’s Amendments on Form 10-Q/A to its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, as filed with the Commission on June 23, 2014.

The Registrant’s Current Reports on Form 8-K as filed with the Commission on March 5, 2014, April 17, 2014, May 6, 2014, May 21, 2014, May 23, 2014, July 11, 2014, July 22, 2014, August 5, 2014 (excluding Item 2.02 and Exhibit 99.1), August 21, 2014, August 22, 2014, September 5, 2014, September 10, 2014, September 16, 2014 (excluding Item 2.02 and Exhibit 99.1), September 22, 2014, September 23, 2014 and October 8, 2014.

The Registrant’s Amendment on Form 8-K/A to the Registrant’s Current Report on Form 8-K filed with the Commission on December 5, 2013, as filed with the Commission on June 23, 2014.

Item 3(c)

Item 1 of the Registrant’s Registration Statement on Form 8-A (Registration No. 000-31523), as filed with the Commission on September 13, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the shares of the Registrant’s Common Stock registered hereunder has been passed upon for the Registrant by Bryan Cave LLP, Santa Monica, California.

Item 6.    Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation may indemnify corporate “agents” (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

The indemnification provided by Section 317 of the California Corporations Code is not deemed to be exclusive of any other rights to which agents of a corporation seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights are authorized in the articles of the corporation. Article V of the Registrant’s Amended and Restated Articles of Incorporation, as amended, authorizes the Registrant to provide for indemnification of its agents for breach of duty to the Registrant and its shareholders, through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Article VI of the Registrant’s Bylaws provides for the indemnification of all past and current directors and executive officers to the maximum extent and in the manner permitted by Section 317. Additionally, the Registrant has entered into indemnity agreements with its directors and executive officers under which the Registrant has undertaken to indemnify each such agent to the fullest extent permitted by its Amended and Restated Articles of Incorporation, as amended, Bylaws, as amended, and applicable law against all expenses, liability and loss (which are not paid by insurance or otherwise by the Registrant) reasonably incurred or suffered by such agent in connection with the defense of any action or proceeding to which the agent was or is a party or is threatened to be made a party by reason of conduct in his capacity as an officer or director, or in which the agent is or may be involved by reason of the fact that he is or was serving as an officer or director of the Registrant, not including actions brought for violation of Section 16 of the Securities Exchange Act of 1934 or for failure to qualify for an exemption under Section 4 of the Securities Act of 1933.

The Registrant also maintains on behalf of its directors and officers liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors and executive officers of the Registrant.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit Number

4.1	2010 Employee Stock Purchase Plan, as amended by Amendment No. 1 thereto(1)

4.2	Amendment No. 2 to Ixia 2010 Employee Stock Purchase Plan, as amended(2)

4.3	Amendment No. 3 to Ixia 2010 Employee Stock Purchase Plan, as amended(3)

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Burr Pilger Mayer, Inc., Independent Certified Public Accountants

23.4	Consent of Bryan Cave LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 6 of this Registration Statement)

(1)	Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-176237) filed with the Commission on August 11, 2011.
(2)	Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-188689) filed with the Commission on May 17, 2013.
(3)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (0-31523) filed with the Commission on June 25, 2013.

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on November 20, 2014.

IXIA

By:	/s/ Bethany Mayer
Bethany Mayer President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bethany Mayer and Ronald W. Buckly, or either of them, his or her attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bethany Mayer Bethany Mayer	President and Chief Executive Officer (Principal Executive Officer) and Director	November 20, 2014

/s/ Brent Novak Brent Novak	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 20, 2014

/s/ Errol Ginsberg Errol Ginsberg	Director and Chairman of the Board	November 20, 2014

/s/ Laurent Asscher Laurent Asscher	Director	November 20, 2014

/s/ Jonathan Fram Jonathan Fram	Director	November 20, 2014

/s/ Gail Hamilton Gail Hamilton	Director	November 20, 2014

INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Burr Pilger Mayer, Inc., Independent Certified Public Accountants